EXHIBIT 23.6

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002 - 5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in this Registration Statement on Form S-1 and related prospectus of EnVen Energy Corporation, of our report dated March 3, 2017, with respect to estimates of a portion of the reserves and future net revenue of EnVen Energy Corporation, as of December 31, 2016, which report appears in the Registration Statement, and to all references to our firm included in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, LP TBPE Firm Registration No. F-1580

Houston, Texas

October 2, 2018

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258